Exhibit 23(f)

                           DEFERRED COMPENSATION PLAN
                            FOR INDEPENDENT TRUSTEES

     SECTION 1. PURPOSE OF PLAN. The purpose of this Deferred Compensation Plan (the "Plan") is to permit each Eligible Trustee (as that term is defined below) of the Funds (as that term is defined below) to defer receipt of all or a portion of the trustee fees payable by any of the Funds until the time set forth herein.

     SECTION 2. DEFINITIONS OF TERMS AND CONSTRUCTION

     2.1 DEFINITIONS. The following terms as used in this Plan shall have the following meanings:

          (a)  "Administrator" shall mean the Treasurer of the Funds.

          (b) "Beneficiary" shall mean such person or persons designated pursuant to Section 5.3 hereof to receive benefits after the death of an Eligible Trustee.

          (c) "Boards of Trustees" shall mean the respective Boards of Trustees of the Funds.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

          (e) "Compensation" shall mean the amount of trustees' fees (including fees earned by an Eligible Trustee for serving as a member of any committee of any of the Boards of Trustees) paid by each of the Funds to an Eligible Trustee for a Deferral Year prior to reduction for Deferrals made under this Plan.

          (f) "Deferral" shall mean the amount or amounts of an Eligible Trustee's Compensation deferred under the provisions of Section 4 of this Plan.

          (g) "Deferral Account" shall mean the account maintained to reflect an Eligible Trustee's Deferrals made pursuant to Section 4 hereof and any other credits or debits thereto.

          (h) "Deferral Election" shall mean the Eligible Trustee's annual election to defer his Compensation under Plan Section 4.1(a).

          (i) "Deferral Year" shall mean each calendar year (or the period beginning on the effective date of the Plan and ending on December 31 of the calendar year in which the Plan becomes effective) during which an Eligible Trustee makes, or is entitled to make, Deferrals under Section 4 hereof.

          (j) "Eligible Trustee" shall mean a member of the Board of Trustees who is not an "interested person" of the Funds, as such term is defined under
Section 2(a)(19) of the Investment Company Act of 1940, as amended.

          (k) "Funds" shall mean the following open-end registered investment companies: the Money Market Portfolio, Bond Portfolio, Growth Stock Portfolio, Utility Stock Portfolio and Mutual Fund Portfolio; The Flex-funds' Money Market Fund, U.S. Government Bond Fund, Highlands Growth Fund, Muirfield Fund, and Total Return Utilities Fund; The Flex-Partners' International Equity Fund; and such other open-end registered investment companies (i) for which R. Meeder & Associates, Inc. (the "Adviser") may in the future serve as investment adviser or (ii) which invest all of their investable assets in an investment company so served by the Adviser, and whose Board of Trustees shall adopt this Plan.

          (l) "Hardship and Unforeseeable Emergency" shall mean a severe financial hardship to an Eligible Trustee resulting from a sudden and unexpected illness or accident of the Eligible Trustee or a dependent (within the meaning of Section 152(a) of the Code), of the Eligible Trustee, loss of the Eligible Trustee's property due to casualty, or other similar extraordinary and unforeseeable circumstances, arising from events beyond the Eligible Trustee's control. Whether circumstances constitute a Hardship and Unforeseeable Emergency depends on the facts of each case, as determined by the Administrator, but in any case does not include a hardship that may be relieved:

               (i)  through   reimbursement  or  compensation  by  insurance  of
                    otherwise;

               (ii) by  liquidation  of the  Eligible  Trustee's  assets  to the extent that liquidation itself would not cause such a severe financial hardship; or

               (iii)by ceasing  to defer  receipt  of any  compensation  not yet earned.

          (m) "Separation from Service" shall mean the date on which an Eligible Trustee ceases to be a member of any of the Boards of Trustees.

          (n) "Valuation Date" shall mean the last business day of each calendar year and any other day upon which the Funds make a valuation of the Deferral Account.

     2.2 PLURALS AND GENDER. Where appearing in this Plan the singular shall include the plural and the masculine shall include the feminine, and vice versa, unless the context clearly indicates a different meaning.

     2.3 HEADINGS. The headings and subheadings in this Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

     SECTION 3. PERIOD DURING WHICH DEFERRALS ARE PERMITTED
                -------------------------------------------

     3.1 COMMENCEMENT OF VOLUNTARY DEFERRALS. An Eligible Trustee may elect, on a form provided by, and submitted to, the Administrator, to commence voluntary Deferrals under Section 4.1(a) hereof for the period beginning on the date such form is submitted to the Administrator.

     3.2 TERMINATION OF DEFERRALS. An Eligible Trustee shall not be eligible for Deferrals after the earlier of the following dates:

          (a)  his Separation from Service; or

          (b)  The effective date of the termination of this Plan.

     SECTION 4. DEFERRALS
                ---------

     4.1  Voluntary Deferral Elections.
          ----------------------------

          (a) Prior to the effective date of this Plan or the day the Eligible Trustee first becomes eligible under this Plan and, for subsequent Deferral Years, prior to the first day of the Deferral Year, an Eligible Trustee may elect to defer the receipt of all or a portion of his Compensation. Such election shall be made on the form described in Section 3.1 hereof and shall set forth the amount of such deferral (in whole percentage amounts). Such election shall continue in effect for all subsequent Deferral Years unless it is canceled or modified as provided below.

          (b) Deferrals described in Section 4.1(a) above shall be withheld, based upon the percentage amount elected, from each payment of Compensation which the Eligible Trustee would otherwise have been entitled but for his election in Section 4.1(a).

          (c) The Eligible Trustee may cancel or modify the amount of his deferral elected under Section 4.1(a) on a prospective basis by submitting to the Administrator a revised Deferral election form. Such change will be effective as of the first day of the Deferral Year following the date such revision is submitted to the Administrator.

          (d) The Eligible Trustee's Deferral Account shall be a bookkeeping entry only, and each Fund paying Compensation shall fund the Deferral Account.

     4.2  Valuation of Deferral Account

         -----------------------------

          (a) Each Fund paying Compensation shall establish a bookkeeping Deferral Account to which will be credited an amount equal to the Eligible Trustee's Deferrals under this Plan. Deferrals shall be allocated to the Deferral Account on the first business day following the date such Deferrals are withheld from the Eligible Trustee's Compensation. The Deferral Account shall be debited to reflect any distributions from such Deferral Account. Such debits shall be allocated to the Deferral Account as of the date such distributions are made.

          (b) As of each Valuation Date, income, gain and loss equivalents (resulting from the Deferral Account being invested in the manner set forth under Section 4.3 below) attributable to the period following the next preceding Valuation Date shall be credited to and/or deducted from the Eligible Trustee's Deferral Account.

     4.3  Return on Deferral Account Balance
          ----------------------------------

          (a) (i) For purposes of measuring the investment return on an Eligible Trustee's Deferrals, a dollar amount equivalent to the Eligible Trustee's Deferrals shall be invested and reinvested in one or more of the Funds, effected at such Fund or Funds' current net asset value on the date the Eligible Trustee's Deferrals are credited to the Deferral Account. The Funds used as a basis for determining the investment return shall be designated by the Eligible Trustee on a form provided by the Administrator. The Eligible Trustee's Deferrals shall be credited with a return (positive or negative) equal to the rate of return on shares of the Funds selected, assuming reinvestment of dividends and distributions from the Funds.

               (ii) The Eligible Trustee shall make a designation of one or more of the Funds on a form provided by the Administrator which shall remain effective until another valid direction has been made by the Eligible Trustee as herein provided. The Eligible Trustee may amend his designation of investment return as of the end of any calendar quarter by giving written direction to the Administrator at least 15 days prior to the end of such quarter. A timely change to an Eligible Trustee's designation of investment return shall become effective on the first day of the calendar quarter following receipt by the Administrator.

               (iii)The investment alternatives made available to the Eligible Trustee shall be the same as from time to time are communicated to the Eligible Trustee by the Administrator.

          (b) Except as provided below, the Eligible Trustee's Deferral Account shall receive a return in accordance with his investment designations, provided such designations conform to the provisions of this Section. If

               (i) the Eligible Trustee does not furnish the Administrator with a written designation,

               (ii) the  written   designation  from  the  Eligible  Trustee  is
               unclear, or

               (iii)less than all of the Eligible Trustee's Deferral Account is covered by such written designation,

then the entire amount of the Eligible Trustee's Deferral Account shall be invested in The Money Market Fund until such time as the Eligible Trustee shall provide the Administrator with instructions.

     The Fund shall provide a statement to the Eligible Trustee quarterly showing such information as is appropriate, including the aggregate amount in the Deferral Account, as of a reasonably current date.

     SECTION 5. DISTRIBUTIONS FROM DEFERRAL ACCOUNT
                -----------------------------------

     5.1 ELIGIBLE TRUSTEE'S ELECTION. An Eligible Trustee shall elect at the time of his Deferral Election to have the total amount in the Deferral Account, if any, and the amount of Deferrals for the Deferral Year, plus applicable investment return, deferred for any number of whole years, greater than two, specified by the Eligible Trustee in such Deferral Election; provided, however, that the distribution may in no event be deferred beyond the Eligible Trustee's Separation from Service. He shall also elect the form of distribution:

          (a)  Lump sum; or

          (b)  Generally  equal annual  installments  over a period of up to ten
(10) years.

Such distributions shall commence within ninety (90) days subsequent to the Valuation Date of the last year of the deferral period elected by the Eligible Trustee above.

     The time period for deferrals and/or the form of distribution may be amended annually based on mutual agreement between the Eligible Trustee and the Funds. Any such amendment shall become effective one year following the date the amendment is submitted to the Administrator and the amendment shall apply to the entire amount in the Deferral Account on the effective date. Any such agreement shall be attached to the amendment.

     5.2 ACCELERATION OF DISTRIBUTION. Notwithstanding the foregoing, in the event of the liquidation, dissolution or winding up of a Fund or the distribution of all or substantially all of a Fund's assets and property to its shareholders, or in the event of a merger or reorganization of a Fund (unless prior to such merger or reorganization, the Board of Trustees determines that the Plan shall survive the merger or reorganization), all unpaid amounts in the Deferral Accounts maintained by a Fund as of the effective date thereof shall be paid in a lump sum to the Eligible Trustees on the effective date of such liquidation, dissolution, winding up, distribution, merger, or reorganization. For purposes of this Section 5.2, the Valuation Date will be the effective date of the liquidation, dissolution, winding up, distribution, merger, or reorganization.

     5.3 DEATH PRIOR TO COMPLETE DISTRIBUTION OF DEFERRAL ACCOUNT. Upon the death of the Eligible Trustee prior to the commencement of the distribution of the amounts credited to his Deferral Account, the balance of such Account shall be distributed to his Beneficiary in a lump sum as soon as practicable after the Eligible Trustee's death. In the event of the death of the Eligible Trustee after the commencement of such distribution, but prior to the complete distribution of his Deferral Account, the balance of the amounts credited to his Deferral Account shall be distributed to his Beneficiary over the remaining period during which such amounts were distributable to the Eligible Trustee under Section 5.1 hereof. Notwithstanding the above, the Board of Trustees, in its sole discretion, may accelerate the distribution of the Deferral Account.

     5.4 HARDSHIP AND UNFORESEEABLE EMERGENCY. An Eligible Trustee may request at any time a withdrawal of part or all of the amount then credited to his Deferral Account on account of Hardship and Unforeseeable Emergency by submitting a written request to the Administrator accompanied by evidence that his financial condition constitutes a Hardship and Unforeseeable Emergency. The Administrator shall review the Eligible Trustee's request and determine the extent, if any, to which such request is justified. Any such withdrawal shall be limited to an amount reasonably necessary to meet the Hardship and Unforeseeable Emergency, but not more than the amount of benefit to which the Eligible Trustee would be entitled if his service as trustee were terminated. The Eligible Trustee shall make any such request on a form provided by, and submitted to, the Administrator.

     5.5 CHANGE IN CONTROL
         -----------------

          (a) Notwithstanding anything herein to the contrary, in the event of a "Change in Control" of a Fund's investment adviser, the Board of Trustees may accelerate or extend the payment of all amounts credited to the Deferral Accounts of the Eligible Trustees.

          (b) The term "Change in Control" shall mean a change in "control" as defined in section 2(a)(9) of the Investment Company Act of 1940.

     5.6 DESIGNATION OF BENEFICIARY. For the purposes of Section 5.3 hereof, the Eligible Trustee's Beneficiary shall be the person or persons so designated by the Eligible

Trustee in a written instrument submitted to the Administrator. The Beneficiary may be changed at any time by the Eligible Trustee's submission of such a written instrument to the Administrator. In the event the Eligible Trustee fails to properly designate a Beneficiary or if his Beneficiary predeceases him, then his beneficiary shall be his surviving spouse or, if none, his estate.

     SECTION 6. AMENDMENTS AND TERMINATION
                --------------------------

     6.1 AMENDMENTS. The Funds reserve the right to amend, in whole or in part, and in any manner, any or all of the provisions of this Plan by action of their Boards of Trustees, except that if any amendment adversely affects the accrued rights of an Eligible Trustee, such amendment shall not be effective without the consent of the Trustee.

     6.2 TERMINATION. The Funds may terminate this Plan at any time. The Eligible Trustees' Deferral Accounts shall become payable as of the Valuation Date next following the effective date of the termination of this Plan.

     SECTION 7. MISCELLANEOUS
                -------------

     7.1  Rights of Creditors
          -------------------

          (a) This Plan is unfunded. Neither an Eligible Trustee nor any other persons shall have any interest in any specific asset or assets of the Funds by reason of any Deferral Account hereunder, nor any rights to receive distribution of his Deferral Account except and to the extent expressly provided hereunder. In order to cover their obligations hereunder, the Funds will purchase investments. These investments shall continue for all purposes to be a part of the general assets and property of the Funds, subject to the claims of its general creditors and no persons other than the Funds shall by virtue of the provisions of this Plan have any interest in such assets other than an interest as a general creditor of the Funds.

          (b) The rights of an Eligible Trustee and the Beneficiaries to the amounts held in the Deferral Account are unsecured and such amounts shall be subject to the claims of the creditors of the Funds. With respect to the payment of amounts held under the Deferral Account, the Eligible Trustee and his Beneficiaries have the status of unsecured creditors of the Funds. This Plan is executed on behalf of the Funds by an officer of the Funds as such and not individually. Any obligation of the Funds hereunder shall be an unsecured obligation of the Funds and not of any other person.

     7.2 AGENTS. The Funds may employ agents and provide for such clerical, legal, actuarial, accounting, advisory or other services as it deems necessary to perform its duties under this Plan. The Funds shall bear the cost of such services and all other expenses it incurs in connection with the administration of this Plan.

     7.3 LIABILITY AND INDEMNIFICATION. Except for their own negligence, willful misconduct or willful breach of the terms of this Plan, the Funds shall be indemnified and held harmless by the Eligible Trustees against liability or losses occurring by reason of any act or omission of the Funds or any other person, relating to this Plan.

     7.4 INCAPACITY. If the Funds shall receive evidence satisfactory to them that an Eligible Trustee or any Beneficiary entitled to receive any benefit under the Plan is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of the Eligible Trustee or Beneficiary and that no guardian, committee or other representative of the estate of the Eligible Trustee or Beneficiary shall have been duly appointed, the Funds may make payment of such benefit otherwise payable to the Eligible Trustee or Beneficiary to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

     7.5 GOVERNING LAW. This Plan is made and entered into in the State of Ohio and all matters concerning its validity, construction and administration shall be governed by the laws of the State of Ohio.

     7.6 NON-GUARANTEE OF TRUSTEESHIP. Nothing contained in this Plan shall be construed as a contract or guarantee of the right of an Eligible Trustee to be, or remain as, a trustee of any of the Funds or to receive any, or any particular rate of, Compensation.

     7.7 COUNSEL. The Funds may consult with legal counsel with respect to the meaning or construction of this Plan, its obligations or duties hereunder or with respect to any action or proceeding or any question of law, and it shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of legal counsel.

     7.8 INTERESTS NOT TRANSFERABLE. An Eligible Trustee's and Beneficiaries' interests in the Deferral Account may not be anticipated, sold, encumbered, pledged, mortgaged, charged, transferred, alienated, assigned nor become subject to execution, garnishment or attachment and any attempt to do so by any person shall be deemed null and void. The Funds shall not recognize the rights of any party under this Plan except those of the Eligible Trustee or his Beneficiary.

     7.9 ENTIRE AGREEMENT. This Plan contains the entire understanding between the Funds and the Eligible Trustees with respect to the payment of non-qualified deferred compensation by the Funds to the Eligible Trustees.

     7.10 INTERPRETATION OF PLAN. Interpretations of, and determinations related to, this Plan made by the Funds in good faith, including any determinations of the amounts of the Deferral Account, shall be conclusive and binding upon all parties; and the Funds shall not incur any liability to an Eligible Trustee for any such interpretation or determination so made or for any other action taken by it in connection with this Plan in good faith.

     7.11 SUCCESSORS AND ASSIGNS. This Plan shall be binding upon, and shall inure to the benefit of, the Funds and their successors and assigns and to the Eligible Trustees and their heirs, executors, administrators and personal representatives.

     7.12 SEVERABILITY. In the event any one or more provisions of this Plan are held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect unaffected by such invalidity or unenforceability.

     IN WITNESS WHEREOF, the Funds have caused this Plan to be executed by one of their duly authorized officers, this 31st day of July, 1997.

                                     [FUNDS]

/s/ Wesley F. Hoag                       By: /s/ Donald F. Meeder
-------------------------------              -----------------------------------
           Witness
                                         Name: Donald F. Meeder
                                               ---------------------------------

                                         Title: Secreatary-Treasurer
                                                --------------------------------

                           DEFERRED COMPENSATION PLAN
                            FOR INDEPENDENT TRUSTEES

--------------------------------------------------------------------------------

                             DEFERRAL ELECTION FORM

--------------------------------------------------------------------------------

Under the Deferred Compensation Plan for Independent Trustees (the "Plan"), I hereby make the following elections:

I.   DEFERRAL OF COMPENSATION
     ------------------------

You may elect to defer up to 100 percent of your Compensation (as defined under the Plan), in whole percentage amounts.

Starting August 6, 1998 and for each year thereafter (unless subsequently amended by completion of a new election form), you may elect any percentage portion of your Compensation to be credited to your Deferral Account under the Plan. The Deferral Account shall be further credited with a return on the Deferral Account balance as provided under the Plan.

--------------------------------------------------------------------------------
         I hereby elect that the following percentage of my Compensation be deferred under the Plan.

                                      ----%
--------------------------------------------------------------------------------

II.  ELECTION OF DEFERRAL PERIOD
     ---------------------------

You are required under the Plan to elect the time period for which Deferrals (plus applicable investment return) are to be deferred. Such election shall specify either (a) a number of years for the deferral, to be not less than two
(2) years, or (b) that the deferral continue until your Separation from Service.

I hereby make the following elections regarding my Deferrals under the Plan:

--------------------------------------------------------------------------------
| | The Compensation I elect to defer under the Plan is to be deferred for ___ years beyond the end of the Deferral year.

| | The Compensation I elect to defer under the Plan is to be deferred until my Separation from Service.
--------------------------------------------------------------------------------

III. FORM OF DISTRIBUTION
     --------------------

You are required to elect the form of distribution, which may be either (a) a lump sum or (b) generally equal annual installments over a period of up to ten years.

          ------------------------------------------------------------
            My distributions from the Plan are to be in the form of:

          | |  a lump sum; or

          | | generally equal annual installments over ___ years (not to exceed 10 years)
          ------------------------------------------------------------

The time period for deferrals under II above and/or the form of distribution under III above may be amended annually based on mutual agreement between the Eligible Trustee and the Funds. Any such amendment shall become effective one year following the date the amendment is submitted to the Administrator and the amendment shall apply to the entire amount in the Deferral Account on the effective date. Any such agreement shall be attached to this Form.

I understand that the amounts held in the Deferral Account shall remain the general assets of the Funds and that, with respect to the payment of such amounts, I am merely a general creditor of the Funds. I may not sell, encumber, pledge, assign or otherwise alienate the amounts held under the Deferral Account.

I hereby agree that the terms of the Plan are incorporated herein and are made a part hereof.


-----------------------------------     -----------------------------------
Witness                                 ELIGIBLE TRUSTEE


-----------------------------------     -----------------------------------
Witness                                 Date

Accepted by Administrator:


-----------------------------------     -----------------------------------
Administrator                           Date

                           DEFERRED COMPENSATION PLAN
                            FOR INDEPENDENT TRUSTEES

--------------------------------------------------------------------------------

                             RETURN DESIGNATION FORM

--------------------------------------------------------------------------------

Under the Deferred Compensation Plan for Independent Trustees (the "Plan") I hereby elect that the return on my Deferral Account under the Plan be computed as if the Deferral Account was invested in the following Funds:

--------------------------------------------------------------------------------
                                   Percentage of            Percentage of Future
                                  Current Deferral            Deferral Account
                                   Account to be               Earnings to be
       Name of Fund              Attributed to Fund          Attributed to Fund
--------------------------------------------------------------------------------

--------------------------            -------%                     -------%

--------------------------            -------%                     -------%

--------------------------            -------%                     -------%

--------------------------            -------%                     -------%

--------------------------            -------%                     -------%
--------------------------------------------------------------------------------

Please include an attachment to this form if you need space to select additional portfolios.

I realize that the designation included on this Form shall be effective until I have filed another valid Return Designation Form with the Administrator. If (a) I make no written designation, (b) the written designation is unclear or (c) less than 100% of my Deferral Account is covered by this election, then my Deferral Account shall be credited with the returns of the Money Market Fund until I provide the Administrator with appropriate instructions. This form must be delivered to the Administrator on or before 15 days prior to the end of the calendar quarter to be effective the following quarter.


-----------------------------------     -----------------------------------
Witness                                 ELIGIBLE TRUSTEE


-----------------------------------     -----------------------------------
Witness                                 Date

Accepted by Administrator:


-----------------------------------     -----------------------------------
Administrator                                                           Date

                           DEFERRED COMPENSATION PLAN
                            FOR INDEPENDENT TRUSTEES

--------------------------------------------------------------------------------

                          BENEFICIARY DESIGNATION FORM

--------------------------------------------------------------------------------

Under the Deferred Compensation Plan for Independent Trustees (the "Plan"), I hereby make the following beneficiary designations:

I.   PRIMARY BENEFICIARY
     -------------------

I hereby select the following as my primary Beneficiary(ies) to receive at my death in the form of a lump sum (or as otherwise provided in Section 5.3 of the Plan) the amounts held in my Deferral Account under the Plan. In the event I am survived by more than one primary Beneficiary, such primary Beneficiaries shall share equally in the distribution of my Deferral Account unless I indicate otherwise on an attachment to this form:


--------------------------------------------------------------------------------
Name                                                       (Relationship)


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City                   State                  Zip                 SSN


--------------------------------------------------------------------------------
Name                                                       (Relationship)


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City                   State                  Zip                 SSN

Please include an attachment to this form if you wish to select additional primary Beneficiaries.

II.  SECONDARY BENEFICIARY
     ---------------------

In the event I am not survived by any primary Beneficiary, I hereby appoint the following as secondary Beneficiary(ies) to receive death benefits in the form of a lump sum (or as otherwise provided in Section 5.3 of the Plan) under the Plan. In the event I am survived by more than one secondary Beneficiary, such secondary Beneficiaries shall share equally in the distribution of my Deferral Account unless I indicate otherwise on an attachment to this form:


--------------------------------------------------------------------------------
Name                                                       (Relationship)


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City                   State                  Zip                 SSN


--------------------------------------------------------------------------------
Name                                                       (Relationship)


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City                   State                  Zip                 SSN


Please include an attachment to this form if you wish to select additional secondary Beneficiaries.

I understand that if I am not survived by any primary or secondary Beneficiary, my Beneficiary shall be as set forth under the Plan.


-----------------------------------     -----------------------------------
Witness                                 ELIGIBLE TRUSTEE


-----------------------------------     -----------------------------------
Witness                                 Date

Accepted by Administrator:


-----------------------------------     -----------------------------------
Administrator                                                           Date

                           DEFERRED COMPENSATION PLAN
                            FOR INDEPENDENT TRUSTEES

--------------------------------------------------------------------------------

                            HARDSHIP WITHDRAWAL FORM

--------------------------------------------------------------------------------

Under the Deferred Compensation Plan for Independent Trustees (the "Plan"), I may request at any time a Hardship and Unforeseeable Emergency withdrawal (an "Emergency withdrawal") of part or all of the amount then credited to my Deferral Account. The amount of the Emergency withdrawal shall be limited to the amount necessary to meet the Emergency.

--------------------------------------------------------------------------------
     I request a hardship withdrawal of $____________________ for the following reason:

     | |  My own or a dependent's sudden and unexpected illness.

     | |  The loss of my property due to casualty.

     | |  Other (explain):


     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------
--------------------------------------------------------------------------------

In addition, I certify that the Emergency may not be relieved through (a) reimbursement or compensation by insurance or otherwise; (b) liquidation of my assets to the extent that liquidation itself would not cause an Emergency, or
(c) ceasing to defer receipt of any compensation that I have not yet earned. In addition, I realize that the Administrator may require additional information from me before deciding whether to grant this request for an Emergency withdrawal.


-----------------------------------     -----------------------------------
Witness                                 ELIGIBLE TRUSTEE


-----------------------------------     -----------------------------------
Witness                                 Date

--------------------------------------------------------------------------------
Administrator:        Approved:  _____        Denied:  _____


-----------------------------------     -----------------------------------
Administrator                                                           Date
--------------------------------------------------------------------------------